CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Taubman Centers, Inc. on Form S-8 of:

our report dated February 4, 2004 (except for Note 7 relating to recoverable depreciation to which the date is January 31, 2005) on the consolidated financial statements and the financial statement schedules as of December 31, 2003 and for each of the two years in the period then ended, of Taubman Centers, Inc. ,and our report dated February 4, 2004 (except Note 2 relating to recoverable depreciation, to which the date is January 31, 2005) on the combined financial statements and the financial statement schedules as of December 31, 2003 and for each of the two years in the period then ended, of The Unconsolidated Joint Ventures of the Taubman Realty Group Limited Partnership

appearing and incorporated by reference in the Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Detroit, Michigan

May 19, 2005